Exhibit 99.1

Waitr Reports Second Quarter 2021 Results and Execution of Definitive Agreements to Purchase Several Payment Processing Businesses

LAFAYETTE, LA, August 9, 2021 — Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr” or the “Company”), a leader in on-demand ordering and delivery, today reported financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Highlights and Key Business Metrics

•

Revenue for the second quarter of 2021 was $49.2 million, compared to $50.9 million in the first quarter of 2021 and $60.5 million in the second quarter of 2020. For the six months ended June 30, 2021, revenue was $100.1 million, compared to $104.7 million for the six months ended June 30, 2020.

o	Average Daily Orders increased to 38,583 for the second quarter of 2021, compared to 37,627 for the first quarter of 2021.
o	Active Diners as of June 30, 2021 were substantially consistent with the Active Diners as of March 31, 2021.
•

Net loss for the second quarter of 2021 was $5.6 million, compared to net loss of $3.7 million for the first quarter of 2021 and net income of $10.7 million in the second quarter of 2020. Adjusted net loss[1] was $4.7 million for the second quarter of 2021, compared to adjusted net income of $1.4 million for the first quarter of 2021 and $11.5 million for the second quarter of 2020. Loss per share for the second quarter of 2021 was $0.05 compared to loss per share of $0.03 in the first quarter of 2021 and net income per share for the second quarter of 2020 of $0.10. Adjusted loss per diluted share[2] for the second quarter of 2021 was $0.04, compared to adjusted earnings per diluted share of $0.01 for the first quarter of 2021 and $0.11 for the second quarter of 2020.

•

Adjusted EBITDA[3] for the second quarter of 2021 was $2.5 million, compared to $8.3 million in the first quarter of 2021 and $16.7 million in the second quarter of 2020. In the second quarter of 2021, we invested in several key areas of the business, with the expectation of positioning ourselves for long-term growth:

o

At June 30, 2021, we had our highest level of active drivers since inception. During the second quarter of 2021, our continued investment in driver supply led to elevated driver costs in the first two quarters of 2021, but these driver costs started to decrease in the later part of the second quarter of 2021;

o	Addition of QSR and other national brands to the platform, such as Potbelly, Long John Silver’s, KFC, Smoothie King, Applebee’s, Red Robin, causing compression in revenue per order;
o	Focused efforts on our new market launch and geographic expansion strategy as well as corresponding diner incentives in connection therewith;

[1]

Adjusted net income (loss) is a non-GAAP financial measure. A reconciliation of GAAP net income (loss) to adjusted net income (loss) is included in the “Non-GAAP Financial Measures/Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Diluted Share” table below.

[2]

Adjusted earnings (loss) per diluted share is a non-GAAP financial measure, calculated based on adjusted net income (loss). A reconciliation of GAAP net income (loss) to adjusted net income (loss) is included in the “Non-GAAP Financial Measures/Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Diluted Share” table below.

[3]	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of GAAP net income (loss) to Adjusted EBITDA is included in the “Non-GAAP Financial Measure/Adjusted EBITDA” table below.

o	Enhancement of our customer, restaurant partner, and driver support operations; and
o	Acceleration of hiring product and engineering personnel to further refine our technology platform.
•	As of June 30, 2021, cash on hand was $60.5 million.

“During the second quarter of 2021, we expanded our scope of delivery and restaurant selection for our diners, adding a variety of additional national brands to our platform and entered new markets in cities and towns we perceived to need expanded delivery options. With over 25,000 restaurants on our platform and a growing footprint in many undeserved areas, we plan to continue to expand our market presence in the on-demand delivery sector,” said Carl Grimstad, Chairman and CEO of Waitr.

“Our independent contractor driver base is at its highest level since inception, a reflection of our ongoing recruiting efforts and focus on providing quality service to our diners and restaurant partners. Our driver labor cost during the first two quarters was higher than normal due to the overall national tight labor market during this period. We continue to support our restaurant partners and the communities we serve,” added Mr. Grimstad.

“We recently launched a comprehensive strategic initiative to change our corporate name, brand and visual identity, reflecting our ongoing commitment to innovation, continued expansion into new delivery verticals, and anticipated expansion into other related sectors. We are excited to begin the process and ultimately identify a corporate name that unifies our current and future service offerings, as well as reflects our long-term business strategy of servicing our ecosystem of diners, restaurants and independent contractor drivers,” continued Mr. Grimstad.

“We recently executed definitive purchase agreements to purchase payment processing companies ProMerchant LLC, Cape Cod Merchant Services LLC and Flow Payments LLC, three players in the merchant processing solutions space. These acquisitions in the fintech sector will further supplement our offerings as we continue to diversify the Company beyond third-party food delivery.”

“We invested in the recent Series-D preferred round of Figure Technologies Inc. and are working on an agreement expected to facilitate the use of the Figure Technologies’ mobile banking blockchain application as a real-time payment option for our diners and independent contractor drivers, as well as providing additional disbursement solutions for our restaurant partners. Figure Technology operates in a sector that is transforming payment options, lending and other financial transactions, and we continue to view fintech solutions as a growth opportunity,” concluded Mr. Grimstad.

Second Quarter 2021 Earnings Conference Call

The Company will host a conference call to discuss second quarter 2021 financial results today at 5 p.m. ET. The conference call will be webcast live from the Company’s investor relations website at http://investors.waitrapp.com. The call can also be accessed live over the phone by dialing (800) 430-8332, or for international callers (323) 289-6581. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 6688695. The replay will be available until Monday, August 16, 2021.

About Waitr Holdings Inc.

Founded in 2013 and based in Lafayette, Louisiana, Waitr operates an online ordering technology platform, providing delivery, carryout and dine-in options. Waitr, along with Bite Squad and Delivery Dudes, connect local restaurants and grocery stores to diners in underserved U.S. markets. Together, they are a convenient way to discover, order and receive great food and other products from local restaurants, national chains and grocery stores. As of June 30, 2021, Waitr, Bite Squad and Delivery Dudes operate in small and medium sized markets in the United States in over 900 cities.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” as defined by the federal securities laws, including statements regarding the Company’s financial results, implementation of strategic initiatives and future performance of the Company. Forward-looking statements reflect Waitr’s current expectations and projections about future events, and thus involve uncertainty and risk. The words “believe,” “strategy,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “might,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the impact of the coronavirus (COVID-19) pandemic on the Company’s business and operations, and those described under the section entitled “Risk Factors” in Waitr’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 8, 2021, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Additional information will be set forth in Waitr’s Quarterly Report on Form 10-Q for the three months ended June 30, 2021, which will be filed with the SEC on August 9, 2021, and should be read in conjunction with these financial results. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr.

Contacts:

Investors

WaitrIR@icrinc.com

Media

WaitrPR@icrinc.com

WAITR HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
REVENUE	$49,167	$60,506	$100,097	$104,749
COSTS AND EXPENSES:
Operations and support	31,273	30,547	61,611	56,912
Sales and marketing	4,500	2,740	8,516	5,566
Research and development	854	1,167	1,853	2,637
General and administrative	12,505	10,094	22,691	20,872
Depreciation and amortization	2,965	2,075	5,882	4,139
Intangible and other asset impairments	—	29	—	29
Loss on disposal of assets	162	3	159	11
TOTAL COSTS AND EXPENSES	52,259	46,655	100,712	90,166
INCOME (LOSS) FROM OPERATIONS	(3,092)	13,851	(615)	14,583
OTHER EXPENSES (INCOME) AND LOSSES (GAINS), NET
Interest expense	1,681	2,490	3,582	5,404
Interest income	—	(21)	—	(81)
Other expense	835	712	5,099	675
NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(5,608)	10,670	(9,296)	8,585
Income tax expense	33	17	57	34
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$(5,641)	$10,653	$(9,353)	$8,551
INCOME (LOSS) PER SHARE:
Basic	$(0.05)	$0.11	$(0.08)	$0.10
Diluted	$(0.05)	$0.10	$(0.08)	$0.09
Weighted-average shares used to compute net income (loss) per share:
Weighted average common shares outstanding – basic	115,644,790	95,053,207	113,998,589	85,968,962
Weighted average common shares outstanding – diluted	115,644,790	105,951,232	113,998,589	91,769,460

WAITR HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	June 30,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash	$60,548	$84,706
Accounts receivable, net	3,883	2,954
Capitalized contract costs, current	1,015	737
Prepaid expenses and other current assets	7,842	6,657
TOTAL CURRENT ASSETS	73,288	95,054
Property and equipment, net	4,964	3,503
Capitalized contract costs, noncurrent	3,117	2,429
Goodwill	121,077	106,734
Intangible assets, net	33,363	23,924
Operating lease right-of-use assets	4,903	—
Other noncurrent assets	1,160	588
TOTAL ASSETS	$241,872	$232,232
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
CURRENT LIABILITIES
Accounts payable	$6,642	$4,382
Restaurant food liability	4,215	4,301
Accrued payroll	3,633	4,851
Short-term loans for insurance financing	5,465	2,726
Income tax payable	179	122
Operating lease liabilities	1,603	—
Other current liabilities	24,242	13,922
TOTAL CURRENT LIABILITIES	45,979	30,304
Long term debt - related party	81,214	94,218
Accrued medical contingency	16,728	16,987
Operating lease liabilities	3,622	—
Other noncurrent liabilities	1,385	2,627
TOTAL LIABILITIES	148,928	144,136
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	11	11
Additional paid in capital	466,192	451,991
Accumulated deficit	(373,259)	(363,906)
TOTAL STOCKHOLDERS’ EQUITY	92,944	88,096
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$241,872	$232,232

WAITR HOLDINGS INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(9,353)	$8,551
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash interest expense	1,485	4,453
Amortization of operating lease assets	696	—
Stock-based compensation	4,465	1,450
Loss on disposal of assets	159	11
Depreciation and amortization	5,882	4,139
Intangible and other asset impairments	—	29
Amortization of capitalized contract costs	423	183
Other non-cash income	—	(22)
Changes in assets and liabilities:
Accounts receivable	(614)	(2,849)
Capitalized contract costs	(1,389)	(1,736)
Prepaid expenses and other current assets	(1,008)	2,823
Other noncurrent assets	(386)	—
Accounts payable	1,623	951
Restaurant food liability	(86)	(84)
Income tax payable	57	34
Operating lease liabilities	(780)	—
Accrued payroll	(1,368)	(265)
Accrued medical contingency	(258)	(112)
Accrued workers’ compensation liability	—	(1)
Other current liabilities	6,452	1,232
Other noncurrent liabilities	(64)	174
Net cash provided by operating activities	5,936	18,961
Cash flows from investing activities:
Purchases of property and equipment	(589)	(381)
Internally developed software	(4,137)	(1,335)
Acquisitions, net of cash acquired	(12,706)	(290)
Collections on notes receivable	—	36
Proceeds from sale of property and equipment	13	7
Net cash used in investing activities	(17,419)	(1,963)
Cash flows from financing activities:
Proceeds from issuance of stock	—	22,944
Equity issuance costs	—	(359)
Payments on long-term loan	(14,472)	—
Borrowings under short-term loans for insurance financing	5,209	1,906
Payments on short-term loans for insurance financing	(2,471)	(3,415)
Payments on acquisition loans	(132)	—
Proceeds from exercise of stock options	8	39
Taxes paid related to net settlement on stock-based compensation	(817)	(728)
Net cash (used in) provided by financing activities	(12,675)	20,387
Net change in cash	(24,158)	37,385
Cash, beginning of period	84,706	29,317
Cash, end of period	$60,548	$66,702
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$2,097	$951
Supplemental disclosures of non-cash investing and financing activities:
Conversion of convertible notes to stock	$—	$11,888
Stock issued as consideration in acquisition	10,545	—
Noncash impact of operating lease assets	5,600	—
Noncash impact of operating lease liabilities	6,005	—

WAITR HOLDINGS INC.

NON-GAAP FINANCIAL MEASURE

ADJUSTED EBITDA

(In thousands)

(Unaudited)

Adjusted EBITDA is not required by, nor presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). We define Adjusted EBITDA as net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, loss on disposal of assets, intangible and other asset impairments, business combination related expenditures and other non-recurring adjustments, accrued legal contingency and restructuring expenses. We use this non-GAAP financial measure as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets, the impact of stock-based compensation expense and other items that do not reflect our core operations. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income (loss) or other performance measures derived in accordance with GAAP. A reconciliation of net income (loss) to Adjusted EBITDA is provided below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
NET INCOME (LOSS)	$(5,641)	$10,653	$(9,353)	$8,551
Interest expense	1,681	2,490	3,582	5,404
Income taxes	33	17	57	34
Depreciation and amortization expense	2,965	2,075	5,882	4,139
Stock-based compensation expense	2,387	602	4,465	1,450
Loss on disposal of assets	162	3	159	11
Intangible and other asset impairments	—	29	—	29
Business combination related expenditures and other non-recurring adjustments	236	—	1,304	—
Accrued legal contingency	700	—	4,700	—
Restructuring expenses	—	850	—	850
ADJUSTED EBITDA	$2,523	$16,719	$10,796	$20,468

WAITR HOLDINGS INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED NET INCOME (LOSS) AND

ADJUSTED EARNINGS (LOSS) PER DILUTED SHARE

(In thousands, except share and per share data)

(Unaudited)

Adjusted net income (loss) and adjusted earnings (loss) per diluted share are not required by, nor presented in accordance with GAAP. We define adjusted earnings (loss) per diluted share as adjusted net income (loss) divided by our weighted average common shares outstanding - diluted. Adjusted net income (loss) is calculated as net income (loss) plus business combination related expenditures and other non-recurring adjustments, accrued legal contingency and restructuring expenses. We use these non-GAAP financial measures because we believe they facilitate period to period comparisons of operating performance, by excluding potential differences primarily caused by non-recurring items. Business combination related expenses, accrued legal contingency and restructuring expenses are considered non-recurring items. Adjusted net income (loss) and adjusted earnings (loss) per diluted share are not measurements of our financial performance under GAAP and should not be considered as an alternative to net income (loss) or earnings (loss) per share or other performance measures derived in accordance with GAAP. A reconciliation of net income (loss) to adjusted net income (loss), along with adjusted earnings (loss) per diluted share, is provided below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$(5,641)	$10,653	$(9,353)	$8,551
Business combination related expenditures and other non-recurring adjustments	236	—	1,304	—
Accrued legal contingency	700	—	4,700	—
Restructuring expenses	—	850	—	850
Adjusted net income (loss)	$(4,705)	$11,503	$(3,349)	$9,401
Weighted average common shares outstanding - diluted	115,644,790	105,951,232	113,998,589	91,769,460
Adjusted earnings (loss) per diluted share	$(0.04)	$0.11	$(0.03)	$0.10